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                                                                   EXHIBIT 10.40

                            SIXTH AMENDMENT TO LEASE


        THIS SIXTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of this 18th day of September, 1995, by and between REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA ("Landlord") and TOLLGRADE COMMUNICATIONS, INC. ("Tenant").

                                WITNESSETH THAT:

        WHEREAS, Landlord and Tenant entered into a Lease Agreement dated August 5, 1993 (the "Original Lease"); and

        WHEREAS, the Original Lease was amended by First Amendment of Lease Agreement dated March 15, 1994 (the "First Amendment"), Second Amendment of Lease Agreement dated as of July 1, 1994 (the "Second Amendment"), Third Amendment of Lease Agreement dated as of September 15, 1994 (the "Third Amendment"), Fourth Amendment of Lease Agreement dated as of September 15, 1994 (the "Fourth Amendment") and Fifth Amendment of Lease Agreement dated March 6, 1995 (the "Fifth Amendment"). The Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment is hereinafter called the "Lease"; and

        WHEREAS, the parties desire to further amend the Lease in accordance with the terms of this Amendment.



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        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant covenant and agree as follows:

        1. The Landlord does hereby lease and demise unto Tenant three hundred sixty (360) square feet of space known as the "lobby area" (the "Lobby Space") in the Building in which the premises are located in as is condition as more particularly shown on Exhibit A. The annual Base Rent for the Lobby Space shall be $8.25/square foot payable in monthly installments of Two Hundred Forty-seven and 50/100 Dollars ($247.50) on the date Base Rent is due under the Lease. Base Rent for the Lobby Space shall be prorated for any partial months. Any improvements to the Lobby Space shall be subject to Landlord's prior written consent and shall be made by Tenant at its sole cost and expense. The plans and specifications for the Lobby Space previously delivered to Landlord are approved in accordance with Section 6 of the Original Lease. The Landlord hereby additionally leases the first floor hall and first floor bathrooms in the Building in which the Premises are located in as is condition to Tenant (the "Hall and Bath Space"). The Lobby Space and the Hall and Bath Space shall be deemed to be part of the "Premises" under the Lease but Section 33 of the Original Lease shall not apply to the Hall and Bath Space.

        2. Tenant agrees that it will provide ingress, egress, regress and access to A. M. Castle & Co. through the Premises to the area leased to A. M. Castle & Co. for storage in the building in which the Premises are located during normal business hours.

        3. Tenant may install at its sole cost and expense HVAC units in the portion of the Premises known as Units D-2, D-3, D-4 and D-5 (the "D Units"), which shall



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be the property of Landlord upon termination or expiration of this Lease. In the event that Tenant so chooses to install such HVAC units, all such units shall comply with the specifications and other information in the binder labeled "Tollgrade Communications Proposed Expansion Plan and Cost Estimate" dated
August 3, 1995. All work shall be done in a good, workmanlike and lien free manner. All fresh air needed with respect to such HVAC systems shall be taken from outside the Complex. Tenant agrees to provide copies of all paid invoices relating to the installation and acquisition of the HVAC equipment and copies of checks or other confirmation of such payment to Landlord within ten (10) days of paying the same. Tenant further agrees to provide Landlord with such additional documentation or detail as Landlord may reasonably request.

        In the event that Tenant complies with the requirements of this Section 3, the Base Rent will be reduced so that the cost of acquisition and installation of the HVAC units in Units D-2 through D-5 up to an amount equal to $22,431.27 (the "Cost") will be amortized over a five (5) year period. Accordingly, monthly Base Rent will be reduced by an amount not to exceed $373.85 for up to five (5) years during the Term, as such Term may be extended. The provisions of Section 7(B)(b) and Section 33 of the Original Lease shall not apply to the D Units. Additionally, Section 33 shall not apply to Units D-1, D-5 and D-6 of the Premises.

        4. Landlord hereby additionally leases unto Tenant 6,350 square feet of space in the Complex, known as part of the former IDL Space and additionally referred to as Units B-1, B-2, C-1 and C-2 (the "Partial IDL Space") in as is condition, which Partial IDL Space is more particularly shown on Exhibit B attached hereto. Tenant shall pay to



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Landlord, as rental for the Partial IDL Space, payable in advance and without demand on the first business day of each successive calendar month during the term of the Lease, together with any escalations provided in the Lease (subject to Section 7 hereunder) Four and 75/100 Dollars ($4.75) per square foot of space per year payable in monthly installments of Two Thousand Five Hundred Thirteen and 54/100 ($2,513.54). Delivery of the Partial IDL Space to Tenant and compliance with all provisions of the Lease other than the payment of monthly rental shall occur on the date hereof and commencement of the payment of monthly rental shall occur on October 15, 1995. Monthly rental for any partial month shall be prorated. The Partial IDL Space shall be deemed to be a part of the Premises under the Lease except that Section 7(B)(b) and Section 33 of the Original Lease shall not apply to the Partial IDL Space.

        Except as provided for below with respect to HVAC, Tenant shall provide plans and specifications for any work or improvements that Tenant plans to undertake in the Partial IDL Space to Landlord for Landlord's prior approval which approval shall not be unreasonably withheld and shall be provided in a timely manner. All such approved work and improvements shall be done in a good, workmanlike and lien free manner.

        Tenant may install at its own cost and expense HVAC units in the Partial IDL Space, which shall be the property of Landlord upon termination or expiration of this Lease. In the event that Tenant so chooses to install such HVAC units, all such units shall comply with the specifications and other information in the binder labeled "Tollgrade Communications Proposed Expansion Plan and Cost Estimate" dated August 3, 1995. All



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work shall be done in a good, workmanlike and lien free manner. All fresh air needed by such HVAC systems -shall be taken from outside of the Complex. Tenant agrees to provide copies of all paid invoices relating to installation and acquisition of the HVAC equipment and copies of checks or other confirmation of such payment to Landlord within ten (10) days of paying the same.

        In the event that Tenant complies with the provisions of this Section 4, the Base Rent for the Partial IDL Space will be reduced so that the cost of acquisition and installation of the HVAC units in the Partial IDL Space up to an amount equal to $24,656.62 (the "IDL Cost") will be amortized over a five (5) year period. Accordingly, Monthly Base Rent for the Partial IDL Space will be reduced by an amount not to exceed $410.94 for up to five (5) years during the Term, as such Term may be extended.

        5. Landlord hereby additionally leases unto Tenant 3,865 square feet of space in the Complex, known as the former Simtronics Space and additionally referred to as Suite 201 (the "Simtronics Space") in as is condition, which Simtronics Space is more particularly shown on Exhibit C attached hereto. Tenant shall pay to Landlord, as rental for the Simtronics Space, payable in advance and without demand on the first business day of each successive calendar month during the term of the Lease, together with any escalations provided in the Lease (subject to Section 7 hereof) Eight and 25/100 Dollars ($8.25) per square foot of space per year payable in monthly installments of Two Thousand Six Hundred Fifty-seven and 19/100 Dollars ($2,657.19). Delivery of the Simtronics Space to Tenant shall be on the date hereof and commencement of the payment of monthly rental shall occur on



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October 1, 1995. Monthly rental for any partial month shall be prorated. The
Simtronics Space shall be deemed to be a part of the Premises under the Lease.

        Tenant shall provide plans and specifications for any work or improvements that Tenant desires to undertake in the Simtronics Space to Landlord for Landlord's prior approval which shall not be unreasonably withheld and shall be provided in a timely manner. All such approved work and improvements shall be done in a good, workmanlike and lien free manner.

        6. Landlord and Tenant acknowledge that Landlord has undertaken certain repairs, upgrades and replacements (the "HVAC Repairs") with respect to the HVAC in the Premises. Once the HVAC Repairs are completed to the satisfaction of Landlord and Tenant, which the parties agree to confirm in writing, Tenant agrees that it will undertake its maintenance obligations with respect to the HVAC system as required in Section 7(B)(b) of the Original Lease. In the event that Tenant fails to comply with its maintenance obligations under the Lease, Landlord will have no further responsibility with respect to Section 7(B)(b) or Section 33 of the Original Lease.

        7. Lessee's Tax Responsibility and Additional Rent for the Lobby Space, the Partial IDL Space and the Simtronics Space shall relate to increases in those costs in excess of 1996 costs for purposes of Sections 3B and 3C of the Original Lease.

        8. This Amendment shall become effective as of August 1, 1995 and possession of the Lobby Space and the Hall and Bath Space shall be made available to Tenant and payment of rental for such space as described in Section 1 shall commence on such date.



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        9.      In the event that Tenant desires to lease any additional
warehouse space in the Complex, the Base Rent for such space shall be $4.75/square foot/year if such warehouse space is leased in 1995. If such warehouse space is leased after 1995, the Base Rent/square foot of warehouse space shall be increased by 25cents/square foot for each calendar year after 1995 (so that Base Rent for 1996 would be $5.00/ square foot, for 1997 would be $5.25/square foot, etc.). Such additional warehouse space shall not be subject to Section 33 of the Original Lease when leased by Tenant.

        10. Any capitalized terms used herein and not defined herein but defined in the Lease shall have the same definition as provided for in the Lease.

        11. Except as specifically amended hereby, the terms and condition of the Lease shall remain in full force and effect and shall be binding on the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above-written.

                                           LANDLORD:

                                           REGIONAL INDUSTRIAL
                                           DEVELOPMENT CORPORATION OF
                                           SOUTHWESTERN PENNSYLVANIA



                                           By: /s/ Frank Brooks Robinson
                                               ---------------------------------
                                           Title: President
                                                  ------------------------------


                    [Signatures continued on following page]




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                   [Signatures continued from preceding page]


                                           TENANT:

                                           TOLLGRADE COMMUNICATIONS, INC.



                                           By: /s/ R. Craig Allison
                                               ---------------------------------
                                           Title: Chairman
                                                  ------------------------------



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                                    EXHIBIT A



[FLOOR PLAN OF LOBBY SPACE]



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                                    EXHIBIT B



[FLOOR PLAN OF PARTIAL IDL SPACE]



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                                    EXHIBIT C



[FLOOR PLAN OF SIMTRONICS SPACE]